Exhibit 5.1

November 17, 2017

BioPharmX Corporation
1505 Adams Drive, Suite D

Menlo Park, California 94025

Gentlemen/Ladies:

We have acted as counsel to BioPharmX Corporation, a Delaware corporation (the “Company”), in connection with the offer and sale by the Company of (i) up to up to 52,631,578 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock” and each such share of Common Stock, a “Share” and collectively, the “Shares”) and/or pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock (the shares issuable upon exercise of the Pre-Funded Warrants, the “Pre-Funded Warrant Shares”), (ii) warrants (the “Series A Common Warrants”) to purchase up to 52,631,578 shares of the Company’s Common Stock (the “Series A Warrant Shares”), (iii) warrants (the “Series B Common Warrants”) to purchase up to 52,631,578 shares of the Company’s Common Stock (the “Series B Warrant Shares”), and (iv) Representative’s warrants (the “Representatives’ Warrants” and, together with the Pre-Funded Warrants, Series A Common Warrants and Series B Common Warrants, the “Warrants”) to purchase up to 1,052,631 shares of Common Stock (together with the Pre-Funded Warrant Shares, the Series A Common Warrant Shares and the Series B Common Warrant Shares, the “Warrant Shares”) (collectively, the “Offering”). The Shares, the Warrants and the Warrant Shares are collectively referred to as the “Securities.” The Securities are being offered and sold under a Registration Statement on Form S-1 (File No. 333-221027), as amended or supplemented, and together with all annexes and exhibits thereto, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on November 17, 2017, the related prospectus constituting a part thereof, and any amendments thereto (collectively, the “Prospectus”).

In connection with our opinion expressed below we have examined originals or copies of the Company’s certificate of incorporation, as amended (the “Certificate”) and bylaws (the “Bylaws”), certain corporate proceedings of the Company’s board of directors (the “Board”) and stockholders relating to the Registration Statement, the Company’s Certificate and Bylaws, and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures on documents submitted to us, the conformity to originals of all documents submitted to us as copies, and the absence of any undisclosed termination, waiver or amendment to any document reviewed by us. In giving our opinion, we have also relied upon a good standing certificate regarding the Company issued by the Delaware Secretary of State and representations made to us by the Company, including representations that the Company has available a sufficient number of authorized shares of Common Stock that are not currently outstanding or reserved for issuance under other outstanding securities or plans of the Company, to enable the Company to issue and deliver all of the Shares as of the date of this letter.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the Delaware General Corporation Law.

Based upon, and subject to, the foregoing, we are of the opinion that:

1.              When the Shares are issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, the Prospectus and the resolutions adopted by the Board with respect to the offering contemplated by the Registration Statement, such Shares will be validly issued, fully paid and nonassessable.

2.              When the Warrant Shares are issued and delivered by the Company upon exercise of the Warrants in accordance with the terms thereof and the resolutions adopted by the Board, then such Warrant Shares will be validly issued, fully paid and nonassessable.

3.              When the Warrants are issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, the Prospectus and the resolutions adopted by the Board with respect to the offering contemplated by the Registration Statement, such Warrants will be validly issued and will be legal, valid and binding obligations of the Company.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.  We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.  This opinion is intended solely for use in connection with the issuance and sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose.  In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters.  This opinion is rendered on, and speaks only as of, the date of this letter first written above, and does not address any potential change in facts or law that may occur after the date of this opinion letter.  We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

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Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP